EXHIBIT 4
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                                 PROXYMED, INC.
                          PRO FORMA ADJUSTING ENTRIES
                               DECEMBER 31, 1996


  #                                                                                  Dr.                Cr.
-------                                                                        -----------------  -----------------

 (1)   Common stock                                                                     $15,000
       Retained earnings                                                                342,290
       Purchased in-process research and
            development costs                                                         4,300,000
       Goodwill                                                                         952,717
                       Cash                                                                             $3,000,000
                       Acquisition price payable, current                                                  679,902
                       portion
                       Acquisition price payable, less current                                             969,653
                       portion
                       Accrued expenses                                                                    200,000
                       Common stock                                                                            126
                       Additional paid-in capital                                                          760,326
       To reflect the acquisition of Clinical MicroSystems, Inc. on a pro forma basis as of December 31, 1996. The
            allocation of the purchase price was based upon independent appraisals of the assets acquired, the liabilities assumed and the consideration paid as of the date of the acquisition.


 (2)   Long-term debt                                                                    13,225
       Current portion of long-term debt                                                 19,265
                       Cash                                                                                 32,490
       To reflect the payoff of acquiree's
       long-term debt.


 (3)   Amortization expense                                                              47,636
       To record the amortization of goodwill for 1996 over its
            expected useful life of 20 years.


 (4)   Interest expense                                                                 170,069
       To record interest for 1996 on the acquisition price
       payable in the first year.

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